                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            TELEDYNE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.*
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------
* $500 fee paid previously in connection with the filing of materials pursuant to Section 240.14a-11(c) on February 24, 1995.

FOR IMMEDIATE RELEASE                             Contact:  Rosanne O'Brien
                                                            Teledyne, Inc.
                                                            310/551-4265

                                                            Jim Fingeroth or
                                                            Adam Weiner
                                                            Kekst and Company
                                                            212/593-2655

                INDEPENDENT SHAREHOLDER ADVISORY GROUP RECOMMENDS
                      VOTE FOR INCUMBENT TELEDYNE DIRECTORS

     Los Angeles, California, April 20, 1995 -- Teledyne, Inc. (NYSE:TDY) announced today that Institutional Shareholder Services, Inc. (ISS), one of the nation's largest institutional shareholder advisory firms, has recommended to its clients that they vote to re-elect the Company's current board of directors and reject the nominees of WHX Corporation at Teledyne's April 26th annual meeting of shareholders.

     The Company has nominated seven incumbent directors to serve for the coming year. WHX, which is seeking to acquire Teledyne for $22.00 per share - $18.00 in cash and $4.00 in WHX common stock - is running a proxy contest attempting to elect two nominees - both of whom are WHX directors - to the Teledyne Board.

     In a report to its subscribers, ISS concludes, "We recommend that you vote FOR Teledyne's directors using the GREEN proxy card and discard WHX'S WHITE proxy card."

     The ISS report also says, "The current WHX offer is widely recognized as inadequate."

     The report goes on to say, "Moreover, WHX's conflict of interest should not be ignored. WHX has every reason to press for a quick sale. Teledyne is emerging from a period when its performance struggled under the weight of a mountain of government contract litigation, a good portion of which has been settled. Moreover, the company's most recent quarterly report demonstrates that the business is improving. An unexpected improvement in earnings is not good news for WHX. As trailing earnings and coverage ratios improve the amount that purely financial buyers would be able to pay would increase, potentially making an acquisition that much more expensive for WHX."

     Commenting on the ISS report, William P. Rutledge, Teledyne Chairman and Chief Executive Officer, and Donald B. Rice, President and Chief Operating Officer, said, "We are extremely pleased by this independent recommendation. ISS reviewed the issues thoroughly. This conclusion from an objective organization dedicated to the interests of shareholders is important to Teledyne's shareholders as they seek the best value for their investment."

     ISS, based in Bethesda, Maryland, is a longstanding advisor on proxy contests, corporate governance and related issues to many major institutional shareholders.

     Teledyne is a diversified manufacturing corporation serving customers worldwide through 18 operating companies focused in four business segments:
Aviation & Electronics; Specialty Metals; Industrial; and Consumer.


                                      # # #


                                        2